PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
Dated January 22, 2020	Registration No. 333-232858

PROSPECTUS SUPPLEMENT

DATED JANUARY 22, 2020

TO PROSPECTUS DATED

AUGUST 27, 2019 OF

ARCADIA BIOSCIENCES, INC.

1,564,054 SHARES

COMMON STOCK

The final prospectus of Arcadia Biosciences, Inc. dated August 27, 2019 is supplemented to include the following updated information:

Selling Stockholders Table

The “Selling Stockholders” table contained in the final prospectus dated August 27, 2019 is revised as follows to reflect a transfer by Michael Vasinkevich of a warrant to purchase 48,039 shares of our common stock to OTA LLC.  Except as amended by this prospective supplement to reflect this transfer, the “Selling Stockholders” table contained in the final prospectus is not otherwise affected by this prospectus supplement.  Percentage of beneficial ownership is based on approximately 8,646,149 shares of our common stock outstanding as of January 21, 2020.

	Shares Beneficially Owned Before	Shares to be Sold in	Shares Beneficially Owned After Offering
Name of Selling Stockholder	this Offering	this Offering	Number	Percentage

OTA LLC (1)	48,039 (2)	48,039	—	—

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(1)	OTA LLC is a registered broker dealer. The natural person who has voting and dispositive power over the shares beneficially held by OTA LLC is Ira M. Leventhal.
(2)	Includes 48,039 shares of common stock issuable upon exercise of a warrant.